CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Complete and Partial Portfolio Holdings – Arrangements to Disclose to Service Providers and Fiduciaries” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports on UBS Select Treasury Fund, UBS Select Money Market Fund, UBS Cash Reserves Fund and UBS Liquid Assets Fund (the four Funds comprising the UBS Money Series) dated June 15, 2007 in the Registration Statement of UBS Money Series (Form N-1A No. 811-08767).

ERNST & YOUNG LLP

New York, New York
August 24, 2007